EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form SB-2 of our report dated August 28, 2007, relating to the consolidated financial statements of GelTech Solutions, Inc., and to the reference to our Firm under the caption “Experts” in the Prospectus.

Sweeney, Gates & Co.

Fort Lauderdale, Florida

December 11, 2007